NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Amendment number 1 to Pricing Supplement No. 0095.

Pricing Supplement No. 0095 Dated October 4, 1995     Rule 424(b)(2)
                                                      File number:  33-57533
(To Prospectus dated February 24, 1995 and
Prospectus Supplement dated February 28, 1995)

Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  25,000,000.00
Issue Price:                           100.00000%    $  25,000,000.00
Commission or Discount:                  0.07000%    $      17,500.00
Proceeds to Company:                    99.93000%    $  24,982,500.00

Agent:                            NationsBanc Capital Markets, Inc., as
                                  Agent


Original Issue Date:              October 10, 1995
Stated Maturity Date:             October 12, 1999


Cusip #:                          63858R-CS-8
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750
Index maturity:                   90 days

Spread:                           +17.0 bps

Initial Interest Rate:            6.1075%


Interest Reset Period:            Quarterly, commencing 1/17/1996


Interest Reset Dates:             3rd Wednesday of January, April, July
                                  & October

Interest Determination Date:      2nd London Banking Day preceding
                                  Interest Reset Date

Interest Payment Dates:           3rd Wednesday of January, April, July
                                  & October


May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No